SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




           Pursuant to Section 13 or 15(d) of the Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 11, 1996




                       SIMMONS FIRST NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)




      Arkansas                       0-6253                     71-0407808
(State or other jurisdiction     (Commission                 (I.R.S. employer
of  incorporation or             file number)               identification No.)
organization)




501 Main Street, Pine Bluff, Arkansas                          71601
 (Address of principal executive office)                     Zip Code





                                 (501) 541-1000
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

         The following is the text of a press release issued by the registrant at 3:.05 P.M. Central Standard Time on June 11, 1996:

           SIMMONS FIRST ANNOUNCES REPOSITIONING OF BANKING OPERATIONS

         Pine Bluff, AR - J. Thomas May, chairman and chief executive officer of Simmons First National Corporation, has announced plans for a repositioning of its banking operations.

         May stated, "We are filing applications with the regulatory authorities to combine our banks in Lake Village and Dermott under a single bank charter as Simmons First Bank of South Arkansas; and to obtain approval to relocate the other charter to Rogers, Arkansas. The relocated bank will operate as Simmons First Bank of Northwest Arkansas and acquire and operate the present branches of Simmons First National Bank located in Springdale, Rogers and Bella Vista, Arkansas. Our proposed repositioning will change the internal corporate structure of our banking operations which will benefit our customers as well as our own operating efficiency. We do not expect the repositioning to result in any displacement of staff nor reduction of services at any of our present banking locations."

         Commenting further on the repositioning, May stated, "The repositioning of our banking operations is a `win-win' proposition for our Corporation and our customers. In addition to enabling our Corporation to geographically concentrate operations for increased efficiencies, it will result in improved personal service to our customers. The repositioning reinforces our community bank philosophy, which emphasizes quality customer service provided by local banks with local management. This will allow us to increase our community presence in order to better serve the banking needs of our customers and the communities which we are privileged to serve."

         The current board of directors for Simmons First Bank of Dermott and Simmons First Bank of Lake Village will service as directors of Simmons First Bank of South Arkansas. Ben V. Floriani will become chairman and chief executive officer and Freddie Black will be president of Simmons First Bank of South Arkansas.

         New directors for Simmons First Bank of Northwest Arkansas include Marvin Griffin, William T. Mahon, D.D.S., and Sonya Jones Yates. Joe S. Mills, currently serving as Vice President and Regional Manager for Northwest Arkansas, will be made president and chief executive officer of Simmons First Bank of Northwest Arkansas. The new 10,000 square feet bank and regional headquarters in Rogers is expected to be completed by mid-September.

         May noted, "Our strength has been premier customer service and community involvement and leadership at the local level. This tradition of community banking excellence will continue with the commitment and dedication of local individuals as directors of these banks."

         Simmons First National Corporation recently announced earnings of $2,242,000 for the first quarter of 1996. At March 31, 1996, total assets for the Corporation were $832.5 million, an increase of $122.9 million, or 17.3% over the same figure at March 31, 1995. Simmons First National Corporation owns five banks and conducts financial operations from 29 offices in 15 Arkansas communities.

         The proposed repositioning is subject to regulatory approval from the Arkansas State Banking Department and the Federal Deposit Insurance Corporation. The repositioning will be effective upon receipt of all regulatory approvals, which is expected to occur during the third quarter of this year.

                                   # # # # # #

FOR MORE INFORMATION CONTACT:
Lawrence Fikes
Vice President/Marketing Group
Simmons First National Bank
1-800-272-2213
Fax 1-501-541-1045

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly casused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          SIMMONS FIRST NATIONAL CORPORATION

Date:  June 11, 1996                    By:  /s/ J. Thomas May
     -----------------                     ------------------------------------
                                           J. Thomas May, Chairman and
                                               Chief Executive Officer